UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2010
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 23, 2010, Oncothyreon Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company and the Purchasers (as defined therein), pursuant to which the Company will issue 4,242,870 shares of its common stock (the “Shares”) and warrants to purchase up to 3,182,147 additional shares of its common stock (the “Warrants”) in a private placement. The Shares and Warrants will be sold in units consisting of one share of common stock and a warrant to purchase 0.75 of a share of common stock for a purchase price of $3.50 per unit. The Company will receive aggregate gross proceeds of approximately $14.9 million from the private placement. The closing is expected to occur on September 28, 2010 (the “Closing”), subject to the satisfaction of customary closing conditions.
     For a period beginning on the later of (i) ninety (90) days following the Closing and (ii) thirty (30) days after the registration statement filed pursuant to the Registration Rights Agreement (defined below) is declared effective by the Securities and Exchange Commission (the “Commission”) until the first anniversary date of the earlier of (i) the date on which the shares of common stock underlying the Warrants may be freely resold pursuant to a resale registration statement and (ii) the date on which the shares of common stock underlying the Warrants may be sold under Rule 144, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), without any restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1), the Purchasers will have the right, subject to certain restrictions, to participate in subsequent issuances of shares of the Company’s common stock or securities convertible into or exchangeable or exercisable for shares of Company common stock.
     The Purchase Agreement also contains indemnification provisions by the Company, which are customary for transactions of this type.
     The Warrants have an exercise price of $4.20 per share and will be exercisable at any time on or after the six-month anniversary of the Closing through and including the five year anniversary of the earlier of (i) the date on which the shares of common stock underlying the Warrants may be freely resold pursuant to a resale registration statement and (ii) the date on which the shares of common stock underlying the Warrants may be sold under Rule 144, promulgated under the Securities Act, without any restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1). The Warrants contain a “cashless exercise” feature that allows the Purchasers to exercise such Warrants by surrendering a number of shares underlying the portion of the Warrant being exercised with a fair market value equal to the aggregate exercise price payable to the Company if, on the date of any exercise, there is not an effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Warrants. Upon the occurrence of a Fundamental Transaction (as defined in the Warrants), including, but not limited to, certain transactions constituting a change in control of the Company or a sale of all or substantially all of the Company’s assets, a Purchaser may request prior to the thirtieth (30) day following the consummation of the Fundamental Transaction that the Company or successor entity in such Fundamental Transaction purchase the Warrant for a cash payment equal to the Black Scholes value of the remaining unexercised portion of such Warrant calculated as of the date of the Fundamental Transaction.
     JMP Securities LLC acted as the lead placement agent and ROTH Capital Partners, LLC as the co-agent for the private placement transaction. The placement agents will receive an aggregate commission of approximately $891,000 at the Closing and be reimbursed for certain expenses (subject to an aggregate cap of $75,000).
     Pursuant to a Registration Rights Agreement to be entered into by and among the Company and the Purchasers in connection with the Purchase Agreement (the “Registration Rights Agreement”), the Company agreed to prepare and file a registration statement covering the resale of the Shares and the shares of common stock underlying the Warrants issued and issuable to the Purchasers within ten (10) days following the Closing, and to use commercially reasonable efforts to have such registration statement declared effective by the Commission as soon as practicable, but, in any event, no later than ninety (90) days after the Closing (or, in the event the Commission reviews and has written comments to the registration statement, one hundred and twenty (120) days after the Closing). The Company will also agree to use commercially reasonable efforts to keep the registration statement continuously effective until the earliest of (i) such time as all of the Shares and the shares of common stock underlying the Warrants have been sold by the Purchasers; (ii)

the date that all the Shares and the shares of common stock underlying the Warrants become eligible for resale under Rule 144 of the Securities Act, without the requirement for the Company to be in compliance with the current public information requirements and without volume or manner-of-sale restrictions, pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent; and (iii) the second anniversary of the Closing (subject to extension in certain circumstances).
     Upon the occurrence of certain events constituting a default under the Registration Rights Agreement, the Company will pay each Purchaser, as liquidated damages, an amount equal to 1% of the purchase price paid by each such Purchaser on a monthly basis or portion thereof during which such default remains uncured. Such defaults include (i) if the Company fails to file the registration statement within ten (10) days following the Closing, (ii) if the registration statement is not declared effective by the Commission on or prior to the 90th day after the Closing (or the 120th day after the Closing if the registration statement is reviewed by the Commission), (iii) if, after the effective date of the registration statement, the registration statement ceases to remain continuously effective or the Purchasers are not permitted to use the prospectus contained in the registration statement to resell the Shares or the shares of common stock underlying the Warrants for more than an aggregate of thirty (30) consecutive calendar days (or forty-five (45) consecutive calendar days if the Company receives comments on its Annual Report on Form 10-K for the year ended December 31, 2010) or sixty (60) calendar days during any 12-month period and (iv) if the Company fails to satisfy the current public information requirement required under Rule 144 of the Securities Act.
     Notwithstanding the liquidated damages provisions, the Company is permitted to suspend the effectiveness of the registration statement for the periods described in the immediately preceding paragraph, in any of the following cases: (i) the Commission or any other federal or state governmental authority issues any stop order suspending the effectiveness of the registration statement, (ii) the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares or shares of common stock underlying the Warrants for sale in any jurisdiction, (iii) the financial statements included in the registration statement are ineligible for inclusion therein for any reason or any statement made in the registration statement or the prospectus or any document incorporated therein by reference is untrue in any material respect and (iv) if there is any pending corporate development with respect to the Company that it believes may be material and that, in its determination, makes it not in the Company’s best interest to allow continued availability of the registration statement or the prospectus contained in the registration statement.
     The Registration Rights Agreement also contains mutual indemnification provisions by the Company and each Purchaser, which are customary for transactions of this type.
     The foregoing is not a complete summary of the terms of the private placement, Purchase Agreement, Registration Rights Agreement or Warrants described in this Item 1.01, and reference is made to the complete text of the form of Purchase Agreement, form of Registration Rights Agreement and the form of Warrant attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, which are incorporated by reference into this Item 1.01. On September 24, 2010, the Company issued a press release announcing the private placement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.
     The information pertaining to the issuance of the Shares and Warrants pursuant to the Purchase Agreement in Item 1.01 is incorporated herein by reference in its entirety. Upon issuance, the resale of the Shares, Warrants and shares of common stock underlying the Warrants will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue the Shares and Warrants in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Registration Rights Agreement.
4.2	Form of Warrant to Purchase Common Stock.
10.1	Securities Purchase Agreement, dated September 23, 2010, by and among Oncothyreon Inc. and the purchasers identified on the signature pages thereto.
99.1	Press Release of the Company dated September 24, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President and Chief Executive Officer

Date: September 27, 2010

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Registration Rights Agreement.
4.2	Form of Warrant to Purchase Common Stock.
10.1	Securities Purchase Agreement, dated September 23, 2010, by and among Oncothyreon Inc. and the purchasers identified on the signature pages thereto.
99.1	Press Release of the Company dated September 24, 2010.